EXHIBIT 99.1

RenaissanceRe Announces the Formation of Fibonacci Re

PEMBROKE, Bermuda, January 3, 2017— Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”) today announced the formation of Fibonacci Reinsurance Ltd. (“Fibonacci Re”), a Special Purpose Insurer domiciled in Bermuda. Fibonacci Re was formed to provide collateralized capacity to Renaissance Reinsurance, the principal Bermuda-based reinsurance subsidiary of RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”).  Fibonacci Re, which has raised $140m of capital from third party investors and RenaissanceRe Medici Fund Ltd., has issued participating notes which will be listed on the Bermuda Stock Exchange. This arrangement enables Renaissance Reinsurance to support its clients with additional property catastrophe reinsurance capacity.

This release is not an offer of securities for sale into the United States or elsewhere. No securities may be offered or sold in the United States absent registration or an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two reportable segments: (1) Property, which is comprised of catastrophe reinsurance, including certain property catastrophe joint ventures managed by our ventures unit, and other property reinsurance and insurance and (2) Casualty and Specialty, which is comprised of casualty and specialty reinsurance and insurance and certain specialty joint ventures managed by our ventures unit.

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; uncertainties related to the vote in the United Kingdom to leave the European Union; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of customers or insurance and reinsurance brokers; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Source: RenaissanceRe Holdings Ltd.

Investors:
RenaissanceRe Holdings Ltd.
Aditya Dutt, 441-239-4778
Senior Vice President, Treasurer

or

Media:
RenaissanceRe Holdings Ltd.
Elizabeth Tillman, 212-238-9224
Director – Communications
or
Kekst and Company
Peter Hill or Dawn Dover, 212-521-4800